Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Scully Royalty Ltd.

Hong Kong, China

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-261724) of Scully Royalty Limited of our report dated May 11, 2020, relating to the consolidated financial statements which appear in this Annual Report on Form 20-F.

/s/ BDO LLP

BDO LLP

London, United Kingdom

April 29, 2022